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                                                            Exhibit 4.4



                  SUPPLEMENTAL REGISTRATION RIGHTS INSTRUMENT



            SUPPLEMENTAL REGISTRATION RIGHTS INSTRUMENT, dated as of December 21, 2001 (the "Supplemental Instrument").


            WHEREAS, The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), has entered into a Registration Rights Instrument, dated as of December 10, 1999 (the "Registration Rights Instrument") (attached as Annex A hereto);

            WHEREAS, pursuant to Section 1 of the Registration Rights Instrument, the Company has determined to register under the Securities Act of 1933 (the "Securities Act") the Designated Stock (as defined below) for resale by the Charities (as defined below); and

            WHEREAS, pursuant to Section 1 of the Registration Rights Instrument, the Company has notified each person or entity listed in Schedule I hereto (each, a "Donor") of such determination, and each Donor has requested that the Company include such Donor's Designated Stock in the Registration Statement (as defined below);

            NOW THEREFORE, the Company undertakes as follows:

1.    Definitions.
      -----------

      (a) Unless otherwise defined herein, all capitalized and undefined terms shall have the meanings assigned to them in the Registration Rights Instrument.

      (b) The following terms shall have the following meanings for the purposes of both this Supplemental Instrument and the Registration Rights
Instrument:

            "Charities" means collectively the public charities and private foundations listed in Schedule II hereto. For the purposes of the Registration Rights Instrument, the Charities shall be deemed to be the Participating Holders.

            "Designated Stock" means the shares of Common Stock listed next to each Charity in Schedule II hereto. For the purposes of the Registration Rights Instrument, the Designated Stock shall be deemed to be the Participating Stock, subject to such stock ceasing to be Participating Stock pursuant to the last sentence of Section 1(a) of the Registration Rights Instrument.

            "Registration Statement" means, for the purposes of both this Supplemental Instrument and the Registration Rights Instrument, the Company's








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Registration Statement on Form S-3 (File No. 333-74006) registering the
Designated Stock for resale by the Charities.


            "Request Registration" means, for the purposes of both this Supplemental Instrument and the Registration Rights Instrument, the registration of Common Stock for resale by the Charities and the distribution of the Designated Stock by the Charities pursuant to the Registration Statement.

2. Charities. The Charities will be entitled to receive the benefits of and will be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of the Registration Rights Instrument as supplemented, modified and superseded by this Supplemental Instrument.

3. Supplements and Modifications. With respect to the Request Registration contemplated by this Supplemental Instrument, the Registration Rights Instrument is hereby supplemented, modified and superseded as follows:

      (a) Notwithstanding Sections 1(b)(ii) and 1(e)(i) of the Registration Rights Instrument, the Company shall not withdraw the Registration Statement after the Registration Statement has been declared effective by the SEC; provided, however, that the Company may withdraw the Registration Statement at any time on or after the earliest date on which each share of Designated Stock has either (i) ceased to be Participating Stock or (ii) become eligible for resale pursuant to Rule 144(k) under the Securities Act.

      (b) Pursuant to Section 1(c) of the Registration Rights Instrument, the Company hereby determines that the Charities may distribute the Designated Stock in any manner contemplated by the Registration Statement; provided, however, that any firm commitment underwriting will need to be approved by the Company in the manner contemplated by Sections 1(c) and 1(f) of the Registration Rights Instrument, although no Charity, unless and until it agrees otherwise, will be obligated to participate in any such underwriting.

      (c) Notwithstanding Section 1(e)(ii) of the Registration Rights Instrument, and subject to the issuance of any notice by the Company in accordance with Section 1(e)(v) of the Registration Rights Instrument, the Company shall use all reasonable efforts to keep the Registration Statement effective until the earliest date on which each share of Designated Stock has either (i) ceased to be Participating Stock or (ii) become eligible for resale pursuant to Rule 144(k) under the Securities Act.

      (d) The expense reimbursement provisions of Section 2 of the Registration Rights Instrument shall apply to the distribution of the Designated Stock in the manner

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contemplated by the Registration Statement; provided, however, that the Company will not pay the fees and expenses of counsel to the Charities.

      (e) The indemnification and contribution provisions of Section 3 of the Registration Rights Instrument shall apply to the distribution of the Designated Stock in the manner contemplated by the Registration Statement; provided, however, that the Company shall not require that any Charity provide the undertaking referred to in Section 3(b) of the Registration Rights Instrument and no Charity shall be deemed to be an "indemnifying party" for any purpose under the Registration Rights Instrument; provided further, however, that, in the case of a firm commitment underwriting, the Company may modify the indemnification and contribution provisions of Section 3 of the Registration Rights Instrument in any manner it deems appropriate.

      (f) Notwithstanding the provisions of Section 8 of the Registration Rights Instrument, the Company shall not amend the Registration Rights Instrument or this Supplemental Instrument in any manner that would cause the Designated Stock not to qualify as "qualified appreciated stock" within the meaning of Section 170(e)(5)(B) of the Internal Revenue Code of 1986, as amended. Moreover, the Registration Rights Instrument and this Supplemental Instrument shall be interpreted in a manner consistent with the treatment of the Designated Stock as "qualified appreciated stock".

      (g) Section 3(a) of the Registration Rights Instrument is hereby amended and supplemented by adding the words "preliminary prospectus or" immediately after the word "or" and immediately prior to the word "Prospectus" in the first proviso thereto.

      (h) Section 3(b) of the Registration Rights Instrument is hereby amended and supplemented by adding the words "preliminary prospectus or" immediately after the word "any" and immediately prior to the word "Prospectus" in clause
(i) thereof.

4. Application of Registration Rights Instrument. Except as supplemented, modified and superseded by this Supplemental Instrument, the Registration Rights Instrument shall apply to the registration and distribution of the Designated Stock in the manner contemplated by the Registration Statement, and each Charity, by agreeing in advance that any Designated Stock donated to it will be covered by the Registration Statement, shall be deemed to have agreed to undertake the obligations of a Participating Holder under the Registration Rights Instrument, as so supplemented, modified and superseded.


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         IN  WITNESS WHEREOF, the Company has executed and delivered this
Supplemental Instrument as of the date above written.

                                        THE GOLDMAN SACHS GROUP, INC.


                                        By:      /s/ Esta E. Stecher
                                           ----------------------------
                                           Name:     Esta E. Stecher
                                           Title:    Authorized Person


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